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                       ROLLING PIN KITCHEN EMPORIUM, INC.

               SECOND AMENDMENT TO COMMON STOCK PURCHASE WARRANT

     THIS SECOND AMENDMENT TO THE COMMON STOCK PURCHASE WARRANT (the "Second Amendment"), is effective as of the 11th day of December 1998, by ROLLING PIN KITCHEN EMPORIUM, INC. (formerly, HOME RETAIL HOLDINGS, INC.) (the "Company") and GREENFIELD COMMERCIAL CREDIT, L.L.C. ("GREENFIELD").

     WHEREAS, the Company executed, issued and delivered a Common Stock Purchase Warrant, dated August 20, 1998 (the "Warrant"), evidencing the right of GREENFIELD to the purchase of 40,602 fully paid and non-assessable shares of Common Stock of the Company;

     WHEREAS, the Company has agreed to make a certain additional payment to GREENFIELD relating to a loan GREENFIELD made to the Company; and

     WHEREAS, in connection therewith, GREENFIELD has agreed to remove its right to cause the Company to redeem the Warrant and the shares exercisable thereunder;

     WHEREAS, in connection with the foregoing, the Company and GREENFIELD agreed to amend the Warrant pursuant to the Amendment to Common Stock Purchase Warrant, dated as of November 23, 1998 (the "First Amendment);

     NOW, THEREFORE, in consideration of the foregoing Recitals, the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees to the following amendments to the Warrant, and GREENFIELD consents to such amendments, as follows:


1. Sections 3.6 of the Warrant is deleted in the entirety and shall have no force and effect.

2. The First Amendment is hereby terminated and is null and void in all respects.

3. Except as expressly amended and modified herein, the terms and provisions of the Warrant are hereby confirmed, affirmed and ratified as if fully set forth herein.

4.   This Second Amendment may be executed in counterparts and via facsimile.

5. This Second Amendment shall be binding upon and shall inure to the benefit of the Company and GREENFIELD, and their respective successors and assigns.



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6.   This Second Amendment shall be null and void if the Company fails to pay
     GREENFIELD the sum of $100,000 on the earlier of (i) within 10 days of the closing of the Company's upcoming public offering or (ii) January 29, 1999.



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     IN WITNESS WHEREOF, the parties have signed this Second Amendment to the
Warrant, intending to be legally bound thereby as of the day and date first set forth above.

Attest:                            ROLLING PIN KITCHEN EMPORIUM, INC.
Secretary

/s/ Greg E. Dukoff                 By: /s/ John D. Critser
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ACCEPTED, ACKNOWLEDGED AND AGREED

                                   GREENFIELD COMMERCIAL CREDIT, L.L.C.


/s/ Gail A. Malinowski             By: /s/ Donald G. Barr, Jr.
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